Exhibit 99.1
VeriChip Corporation Announces Financial Results for First Quarter 2008
DELRAY BEACH, FL – May 15, 2008 – VeriChip Corporation (“VeriChip” or the “Company”) (NASDAQ: CHIP), a provider of radio frequency identification, or RFID, systems for healthcare and patient-related needs, today reported financial results for its first quarter ended March 31, 2008.
Revenue for the first quarter of 2008 was $8.6 million compared to revenue of $7.1 million for the first quarter of 2007, an increase of 20.9%, due to strong sales of the Company’s infant protection and wander prevention products. Net loss in the first quarter of 2008 was $(2.8) million, or $(0.30) per share, compared to a net loss in the first quarter of 2007 of $(3.3) million, or $(0.47) per share. Gross profit for the first quarter of 2008 was $5.0 million, or a gross margin of 58.6%, compared to gross profit of $3.8 million, or a gross margin of 53.2%, in the first quarter of 2007.
As previously announced, VeriChip has entered into a definitive stock purchase agreement with The Stanley Works (“Stanley”) for the sale of its wholly-owned Canadian subsidiary, Xmark Corporation (“Xmark”), for $45 million in cash.
Proxy Statement
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the special meeting of stockholders to be called to approve the Xmark transaction. The proxy statement will contain important information about the Company, the transaction and related matters. Investors and stockholders are urged to read the proxy statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Kay E. Langsford, at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445.
Participants in the Solicitation
The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Xmark transaction. Information regarding the executive officers and directors of the Company is included in its Form 10-K/A filed with the SEC on April 29, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed Xmark transaction.
About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, develops, markets and sells, RFID systems used to identify, locate and protect people and assets. VeriChip’s goal is to become the leading provider of RFID systems for people in the healthcare industry. The Company recently began marketing Health Link, a passive RFID system for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip cleared for medical use in October 2004 by the United States Food and Drug Administration.

For more information on VeriChip, please call 1-800-970-2447, or email info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.
Forward Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers, and include among other items statements regarding the timing of distributing a proxy statement and holding a stockholder meeting, the closing of the Xmark transaction with Stanley, and of the plan to sell the VeriMed Health Link business or the Company. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management’s ability to successfully satisfy the conditions to the closing of the Xmark transaction with Stanley, the ability of the Company to comply with its obligations under agreements governing indebtedness or obtain waivers from lenders in the event of non-compliance, the continued availability of liquidity and capital resources required to complete these transactions, particularly in the event that such transactions require more time than management anticipates, and other factors.
Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 28, 2008, as amended, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
VeriChip Corporation
Jay F. McKeage
561-805-8041
jmckeage@verichipcorp.com
CEOcast
Dan Schustack
212-732-4300
dschustack@ceocast.com
Non-GAAP Financial Measure
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is defined as operating loss plus depreciation and amortization, and other non-cash items (such as equity-based compensation) and non-recurring items as presented in the Company’s Unaudited Condensed Consolidated Statement of Operations. Adjusted EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that adjusted EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. Adjusted EBITDA may not, however, be comparable in all instances to other similar types of measures.
For supplemental information to facilitate evaluation of the impact of non-cash charges, non-recurring charges, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the first quarter of 2008 and the first quarter of 2007.
Certain prior year amounts have been reclassified to conform to current year presentation.

VeriChip Corporation
Unaudited Condensed Consolidated Statements of Operations Data
(Amounts in thousands except per share data)

	Three Months Ended
	March 31
	2008	2007
Product revenue	$8,052	$6,680
Service revenue	546	431

Total revenue	8,598	7,111

Cost of product	3,121	3,069
Cost of services	437	262

Total cost of products and services	3,558	3,331

Gross profit	5,040	3,780

Operating expenses:
Selling, general and administrative	6,110	5,317
Research and development	1,101	1,372

Total operating expenses	7,211	6,689

Operating loss	(2,171)	(2,909)

Interest income and other expense, net	52	(61)
Interest expense	361	388

Total other expense	413	327

Loss before income tax provision	(2,584)	(3,236)
Provision for income taxes	283	45

Loss from continuing operations	(2,867)	(3,281)

Net income (loss) from Discontinued Operations	24	(32)

Net loss	$(2,843)	$(3,313)

Net loss per common share from continuing operations — basic and diluted	$(0.30)	$(0.47)

Net loss (income) per common share from discontinued operations — basic and diluted	$(0.00)	$0.00

Net loss per common share — basic and diluted	$(0.30)	$(0.47)

Weighted average number of shares outstanding — basic and diluted	9,604	7,106

VeriChip Corporation
Unaudited Condensed Consolidated Balance Sheet Data
(Amounts in thousands)

	March 31,	December 31,
	2008	2007
Assets
Current Assets:
Cash	$4,935	$7,221
Accounts receivable, net of allowance for doubtful accounts of $229 (2007 — $144 )	5,395	5,243
Inventories, net of allowance	2,604	2,335
Prepaid expenses and other current assets	2,130	1,301
Deferred tax asset	—	216
Current Asssets from Discontinued Operations	19	202

Total Current Assets	15,083	16,518

Equipment, net of accumulated depreciation	875	952
Intangible assets, net of accumulated amortization	16,304	16,752
Goodwill	15,776	15,776

Total Assets	$48,038	$49,998

Liabilities and Stockholders’ Equity
Current Liabilities:
Bank indebtedness	$—	$1,515
Accounts payable	1,086	1,855
Accrued expenses and other current liabilities	3,704	4,237
Note payable to stockholder, current portion	—	2,167
Note payable	8,000	—
Current liabilities from Discontinued Operations	—	71

Total Current Liabilities	12,790	9,845
Deferred tax liability	3,693	3,809
Note payable to stockholder, less current portion	7,595	10,753

Total Liabilities	24,078	24,407

Stockholders’ Equity:
Capital stock:
Preferred stock: Authorized 5,000 shares of $0.001 par value; none outstanding	—	—
Common stock:
Authorized 40,000 shares $0.01 par value; 11,007 and 10,144 shares issued and o/s at March 31, 2008 and December 31, 2007, respectively	110	101
Additional paid-in capital	55,689	54,486
Accumulated deficit	(31,802)	(28,959)
Accumulated other comprehensive loss — foreign currency translation	(37)	(37)

Total Stockholders’ Equity	23,960	25,591

Total Liabilities and Stockholders’ Equity	$48,038	$49,998

VeriChip Corporation
Unaudited Segment Reporting Data
(Amounts in thousands)

	Three Months Ended March 31, 2008
	Healthcare
	Security	Industrial	Implantable	Corporate	Total
Product revenue	$6,474	$1,575	$3	$—	$8,052
Service revenue	150	396	—	—	546

Total revenue	6,624	1,971	3	—	8,598

Gross profit	3,865	1,172	3	—	5,040

Operating costs and expenses:
Selling, general and administrative	2,209	653	1,312	1,936	6,110
Research and development	641	298	162	—	1,101

Total operating expenses	2,850	951	1,474	1,936	7,211

Operating income (loss)	$1,015	$221	$(1,471)	$(1,936)	$(2,171)

Non-GAAP Reconciliation:
Operating income (loss)	$1,015	$221	$(1,471)	$(1,936)	$(2,171)
Depreciation and amortization	544	36	9	9	598
Non-cash equity compensation	—	—	88	793	881
Severance and other exit costs	—	—	—	—	—

Adjusted EBITDA	$1,559	$257	$(1,374)	$(1,134)	$(692)

	Three Months Ended March 31, 2007
	Healthcare
	Security	Industrial	Implantable	Corporate	Total

Product revenue	$5,199	$1,480	$1	$—	$6,680
Service revenue	111	320	—	—	431

Total revenue	5,310	1,800	1	—	7,111

Gross profit	2,703	1,076	1	—	3,780

Operating costs and expenses:
Selling, general and administrative	1,995	515	1,177	1,630	5,317
Research and development	1,065	307	—	—	1,372

Total operating expenses	3,060	822	1,177	1,630	6,689

Operating income (loss)	$(357)	$254	$(1,176)	$(1,630)	$(2,909)

Non-GAAP Reconciliation:
Operating income (loss)	$(357)	$254	$(1,176)	$(1,630)	$(2,909)
Depreciation and amortization	430	171	12	12	625
Non-cash equity compensation	—	—	67	600	667
Severance and other exit costs	277	68	—	—	345

Adjusted EBITDA	$350	$493	$(1,097)	$(1,018)	$(1,272)

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